PRO FORMA FINANCIAL DATA INDEX

                                                                 Page No.
Pro Forma Condensed Combined Financial Data of SPX and
    General Signal...........................................         97

Pro Forma Adjusted Historical Financial Data of SPX..........        106

Pro Forma Adjusted Historical Financial Data of
    General Signal...........................................        108

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the registration statement on Form S-4 of SPX
Corporation, as amended (Registration No. 333-60853).

                        PRO FORMA CONDENSED COMBINED
                  FINANCIAL DATA OF SPX AND GENERAL SIGNAL
                                (unaudited)
                    (in millions, except per share data)

     The following table presents selected pro forma condensed combined statement of income and other financial data of SPX and General Signal. The information is presented as if the Merger had occurred on January 1, 1997 for statement of income and related data and on June 30, 1998 for balance sheet data. The pro forma data assumes that the Merger is effected by the exchange of 0.4186 of a share of SPX Common Stock and $18.00 in cash for each share of General Signal Common Stock, whereby an aggregate of 18.227 shares of SPX Common Stock are issued and $783.8 in cash is paid in exchange for all outstanding shares of General Signal Common Stock. Because the General Signal stockholders will own a majority of the outstanding shares of SPX Common Stock upon completion of the transaction, the Merger will be accounted for as a reverse acquisition. Accordingly, for accounting purposes, SPX is treated as the acquired company and General Signal is considered to be the acquiring company. The purchase price will be allocated to the assets and liabilities assumed of SPX based on their estimated fair market values at the acquisition date. Under reverse acquisition accounting, the purchase price of SPX is based on the fair market value of SPX Common Stock at the date that the Merger Agreement was signed. The cash portion of the Merger Consideration will be accounted for as a dividend by the combined company. SPX's financial position and results of operations will not be included in General Signal's consolidated financial statements prior to the date the Merger is consummated.

     Under reverse acquisition accounting, the purchase price of SPX is based on the fair market value of SPX Common Stock. For purposes of accounting for this business combination, the fair market value of SPX Common Stock is $64.50 per share, which was the closing price of SPX Common Stock on July 17, 1998, the last trading date prior to the date the Merger Agreement was signed. The Merger Consideration includes 0.4186 of a share of SPX Common Stock for each share of General Signal Common Stock. This is a fixed exchange ratio which will not be adjusted in the event of any increase or decrease in the market price of SPX Common Stock. Consequently, changes in the market price of SPX Common Stock will not impact these pro forma financial statements.

     The pro forma condensed combined financial data are intended for information purposes, and do not purport to represent what the combined entity's results of continuing operations or financial position would actually have been had the transaction in fact occurred at an earlier date, or project the results for any future date or period. Upon consummation of the Merger, the actual financial position and results of operations of the combined company will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including changes in operating results between the date of the pro forma condensed combined financial data and the date on which the Merger is consummated and thereafter, as well as the factors discussed under "Risk Factors."

     The pro forma condensed combined balance sheet reflects the estimated costs associated with change of control agreements and other costs associated with closing the corporate office of General Signal. Certain other change of control agreement costs which are triggered by the Merger and are attributable to General Signal employees who are not affected by the corporate office closing are also reflected in the pro forma condensed combined balance sheet. The pro forma condensed combined income statement does not reflect a charge for these costs as they are non-recurring and have no continuing impact. Following the Effective Time, SPX will be finalizing its strategic review of the combined company and its plans to integrate the operations of General Signal. The pro forma condensed combined financial data do not give effect to any additional integration or restructuring costs that could result from that review and the finalization of those plans. Any additional integration and rationalization of the operations of General Signal may include certain costs that in turn would result in a charge to earnings of the combined company. Such a charge, which cannot now be quantified fully, may be material and would be recognized in the period in which such a charge occurs. The costs may include severance and related employee benefits costs, costs to consolidate manufacturing and distribution facilities, facility rearrangement costs, relocation and moving costs, training costs, and gains or losses on business divestitures, among others.

     The pro forma condensed combined financial data do not give effect to any cost savings that could result from the combination of the companies. SPX's and General Signal's management estimate that the combined company can achieve approximately $55.0 to $60.0 of annualized cost savings in the first full year following the acquisition. These cost savings include estimated annual savings of $35.0 associated with duplicative corporate office costs, $10.0 to $15.0 associated with combining material sourcing of the combined company, and $10.0 to $15.0 of cost reductions at the General Signal business units.

     In the pro forma condensed combined financial data, SPX's and General Signal's historical information for the six months ended June 30, 1998 were derived from SPX's Second Quarter Form 10-Q and General Signal's Second Quarter Form 10-Q, respectively. For SPX's and General Signal's pro forma adjusted historical financial data for the year ended December 31, 1997, see "Pro Forma Adjusted Historical Financial Data of SPX" and "Pro Forma Adjusted Historical Financial Data of General Signal," respectively, wherein certain divestitures by the respective companies are reflected as having occurred as of January 1, 1997.

                        PRO FORMA CONDENSED COMBINED
                  FINANCIAL DATA OF SPX AND GENERAL SIGNAL
                   FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                (unaudited)
                    (in millions, except per share data)

                                                               GENERAL
                                                   SPX          SIGNAL       PRO FORMA
                                                HISTORICAL    HISTORICAL    ADJUSTMENTS      PRO FORMA
                                                ----------    ----------    -----------      ---------
STATEMENT OF INCOME DATA:
Revenues......................................   $ 462.0        $776.1        $    --        $1,238.1
Cost of products sold.........................     332.7         505.7            1.7(d)        840.1
Selling, general and administrative expense...      83.4         186.6            1.7(d)        271.7
Other operating expenses, net.................       1.7           7.3            9.0(d)         18.0
Special charges and (gains)(k)................      (7.1)           --             --            (7.1)
                                                 -------        ------        -------        --------
Operating income..............................      51.3          76.5          (12.4)          115.4
Other expense (income), net...................      (1.4)           --             --            (1.4)
Equity earnings of EGS........................        --         (20.0)            --           (20.0)
Interest expense, net.........................       7.9           8.6           44.2(f)         60.7
                                                 -------        ------        -------        --------
Income before income taxes....................      44.8          87.9          (56.6)           76.1
Provision for income taxes....................      16.1          33.8          (18.1)(g)        31.8
                                                 -------        ------        -------        --------
Income from continuing operations.............   $  28.7        $ 54.1        $ (38.5)       $   44.3
                                                 =======        ======        =======        ========
Income per share:
  Basic.......................................   $  2.40                                     $   1.43
  Diluted.....................................      2.33                                         1.42
Weighted average number of common
 shares outstanding:
  Basic.......................................    11.972                       18.921(h)       30.893
  Diluted.....................................    12.342                       18.921(h)       31.263
Dividends per share (l).......................   $    --                                     $     --
OTHER FINANCIAL DATA:
Capital expenditures..........................   $  14.6        $ 24.6        $    --        $   39.2
Depreciation and amortization.................      12.0          29.3           11.5            52.8


Note: The accompanying notes are an integral part of the pro forma condensed combined financial data.

                        PRO FORMA CONDENSED COMBINED
                  FINANCIAL DATA OF SPX AND GENERAL SIGNAL
                    FOR THE YEAR ENDED DECEMBER 31, 1997
                                (unaudited)
                    (in millions, except per share data)


                                                    SPX           GENERAL
                                                 PRO FORMA        SIGNAL
                                                 ADJUSTED        PRO FORMA      PRO FORMA
                                               HISTORICAL(a)   HISTORICAL(b)   ADJUSTMENTS    PRO FORMA
                                               -------------   -------------   -----------    ---------
STATEMENT OF INCOME DATA:
Revenues.....................................     $ 898.8        $1,601.5        $    --      $2,500.3
Cost of products sold........................       649.4         1,066.3            3.3(d)    1,719.0
Selling, general and administrative
  expense....................................       174.3           376.9            3.3(d)      554.5
Other operating expenses, net................         3.7            12.5           18.0(d)       34.2
Special charges and (gains)(k)...............       116.5              --             --         116.5
                                                  -------        --------        -------      --------
Operating income (loss)......................       (45.1)          145.8          (24.6)         76.1
Other expense (income), net..................        (2.3)           (9.0)            --         (11.3)
Equity earnings of EGS.......................          --           (38.8)            --         (38.8)
Interest expense, net........................        12.9             8.2           82.0(f)      103.1
                                                  -------        --------        -------      --------
Income (loss) before income taxes............       (55.7)          185.4         (106.6)         23.1
Provision (benefit) for income taxes.........       (20.0)           73.9          (33.7)(g)      20.2
                                                  -------        --------        -------      --------
Income (loss) from continuing
  operations(c)..............................     $ (35.7)       $  111.5        $ (72.9)     $    2.9
                                                  =======        ========        =======      ========
Income (loss) per share:
  Basic......................................     $ (2.80)                                    $   0.09
  Diluted....................................       (2.80)                                        0.08
Weighted average number of common shares outstanding:
  Basic......................................      12.754                         21.014(h)     33.768
  Diluted....................................      12.754                         21.565(h)     34.319
Dividends per share(l).......................     $  0.10                                     $   0.10
OTHER FINANCIAL DATA:
Capital expenditures.........................     $  21.6        $   48.3        $    --      $   69.9
Depreciation and amortization................        23.8            55.8           23.0         102.6


Note: The accompanying notes are an integral part of the pro forma condensed combined financial data.

                        PRO FORMA CONDENSED COMBINED
                  BALANCE SHEET OF SPX AND GENERAL SIGNAL
                            AS OF JUNE 30, 1998
                                (unaudited)
                               (in millions)



                                                                 GENERAL
                                                     SPX          SIGNAL       PRO FORMA
                                                  HISTORICAL    HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                  ----------    ----------    -----------    ---------
ASSETS:
Current assets..................................    $392.1       $  543.2       $  10.5(i)   $  945.8
Property, plant and equipment, net..............     132.9          237.9          40.1(i)      410.9
Goodwill and intangible assets..................      96.1          258.1         (96.1)(i)   1,096.3
                                                                                  838.2(i)
Other assets....................................      21.8          337.1          32.0(i)      470.6
                                                                                   80.3(i)
                                                                                   (0.6)(i)
                                                    ------       --------       -------      --------
          Total assets..........................    $642.9       $1,376.3       $ 904.4      $2,923.6
                                                    ======       ========       =======      ========

LIABILITIES AND STOCKHOLDERS' EQUITY:

Notes payable and current maturities of
  long-term debt................................    $  3.2       $    9.2       $    --      $   12.4
Other current liabilities.......................     279.8          336.7            --         616.5
Total long-term liabilities, excluding long-term
  debt..........................................     139.5          175.9         (19.4)(i)     348.4
                                                                                   52.4(i)
Long-term debt..................................     258.8          364.8         890.2(e)    1,513.8
Total stockholders' equity (deficit)............     (38.4)         489.7         794.0(j)      432.5
                                                                                 (783.8)(j)
                                                                                  (57.4)(m)
                                                                                   38.4(j)
                                                                                  (10.0)(i)
                                                    ------       --------       -------      --------
          Total liabilities and stockholders'
            equity..............................    $642.9       $1,376.3       $ 904.4      $2,923.6
                                                    ======       ========       =======      ========


Note: The accompanying notes are an integral part of the pro forma condensed combined balance sheet.

                   NOTES TO PRO FORMA CONDENSED COMBINED
                  FINANCIAL DATA OF SPX AND GENERAL SIGNAL
                                (unaudited)
                    (in millions, except per share data)

(a) Pro forma information for the year ended December 31, 1997 includes the pro forma adjusted historical results of SPX for the year then ended which reflects SPX's February 1997 disposition of the Sealed Power division as if such disposition has occurred on January 1, 1997. See "Pro Forma Adjusted Historical Financial Data of SPX."

(b) Pro forma information for the year ended December 31, 1997 includes the pro forma adjusted historical results of General Signal for the year then ended which reflects General Signal's August 1997 disposition of GSPG and General Signal's September 1997 contribution of GSEG to a 47.5% owned joint venture as if such transactions occurred on January 1, 1997. See "Pro Forma Adjusted Historical Financial Data of General Signal."

(c) The pro forma condensed combined financial data of SPX and General Signal reflect only results from continuing operations. SPX recorded a $10.3 extraordinary item in the year ended December 31, 1997. General Signal recorded earnings from discontinued operations of $2.3 and a charge for the cumulative effect of accounting change of $3.7 in the year ended December 31, 1997.

(d) These pro forma adjustments reflect the impact of the allocation of the purchase price to the assets and liabilities of SPX on the pro forma condensed combined statement of income and other financial data. The ultimate allocation of the purchase price to the net assets acquired, goodwill and other intangible assets, liabilities assumed and in process technology of SPX is subject to final determination of their respective fair values, and as a result, these adjustments could change. The following table reflects the pro forma condensed combined statement of income impact of the purchase accounting adjustments:



                                         COST OF     SELLING,      OTHER
                                         PRODUCTS    GENERAL     OPERATING
                                           SOLD      & ADMIN.    EXPENSES     TOTAL
                                         --------    --------    ---------    -----
Additional depreciation..............      $2.5        $2.5        $  --      $ 5.0
Pension expense adjustment...........       0.3         0.3           --        0.6
Amortization of previously recorded
  goodwill...........................        --          --         (3.0)      (3.0)
Goodwill and intangible amortization
  on transaction.....................        --          --         21.0       21.0
Postretirement expense adjustment....       0.5         0.5           --        1.0
                                           ----        ----        -----      -----
Year ended December 31, 1997.........      $3.3        $3.3        $18.0      $24.6
                                           ====        ====        =====      =====
Six months ended June 30, 1998.......      $1.7        $1.7        $ 9.0      $12.4
                                           ====        ====        =====      =====


     Upon consummation of the transaction, an estimated $10.0 charge for in process technology will occur. However, this charge is not reflected in the pro forma data as the charge is non-recurring and has no significant continuing impact.

(e) This pro forma adjustment reflects the borrowings for the cash portion of the Merger Consideration, payments under change of control agreements and of other costs associated with closing the corporate office of General Signal of $57.4, and estimated transaction fees of $49.0. The cash portion of the Merger Consideration is $783.8, which represents $18.00 per share of General Signal Common Stock multiplied by 43.543 shares of General Signal Common Stock to be exchanged.

(f) These pro forma adjustments reflect the interest expense associated with the incremental borrowings ($890.2) to effect the Merger, as if the incremental borrowings had occurred at January 1, 1997. The pro forma interest expense adjustment also reflects the refinancing of existing debt under the new financing agreements as of January 1, 1997. The interest expense has been computed on an assumption that borrowings under the new credit facility will bear interest at a rate of LIBOR plus 2.65% (8.35% was used

                   NOTES TO PRO FORMA CONDENSED COMBINED
            FINANCIAL DATA OF SPX AND GENERAL SIGNAL (CONTINUED)
                                (unaudited)
                    (in millions, except per share data)

     in these pro forma financial statements) and that debt issuance costs are amortized over seven years. If the interest rate used in the pro forma financial data were assumed to increase by 1/8%, the impact would be to decrease earnings by $0.5 ($0.02 per share) and by $1.2 ($0.03 per share) for the six months ended June 30, 1998 and for the year ended December 31, 1997, respectively. Average combined historical outstanding debt of SPX and General Signal, as used in this pro forma presentation, was $507.9 and $290.3 for the six months ended June 30, 1998 and for the year ended December 31, 1997, respectively.

(g) These adjustments represent the estimated income tax effect of the pro forma adjustments, excluding goodwill expense which will not be deductible for tax purposes, using an effective income tax rate of 38%.

(h) These pro forma adjustments reflect the additional shares of SPX Common Stock to be issued in the transaction. The additional shares to be issued are calculated assuming that the stock component of the Merger Consideration is 0.4186 of a share of SPX Common Stock, which converts weighted average outstanding shares of General Signal Common Stock to weighted average outstanding shares of SPX Common Stock. The shares of General Signal Common Stock used in these calculations include reported weighted average outstanding shares of General Signal Common Stock. Additionally, the pro forma adjustment for diluted weighted average number of common shares outstanding for the year ended December 31, 1997 includes 0.551 equivalent shares of SPX Common Stock related to SPX stock options. These equivalent shares of SPX Common Stock are not included in the SPX Pro Forma Adjusted Historical Financial Data of SPX diluted loss per share calculation as their effect was antidilutive.

(i) These pro forma adjustments reflect the allocation to the assets and liabilities of SPX of the difference between the market value of SPX and SPX's book value (the "excess purchase price"). The market value of SPX is assumed to be the sum of the fair market value of the outstanding SPX Common Stock (less unallocated SPX Common Stock held by SPX's KSOP and restricted shares of SPX Common Stock) and the fair value of SPX's outstanding options. SPX's book value is assumed to be its stockholders' deficit adjusted by estimated transaction fees of $49.0 which are assumed to have been incurred by SPX and General Signal prior to the combination.



SPX's Market Value:
  Shares of SPX Common Stock outstanding....................   12.311
  Unallocated SPX Common Stock held in KSOP and Restricted
     SPX Common Stock.......................................   (0.621)
                                                              -------
  Adjusted SPX Common Stock outstanding.....................   11.690
  Market price per share of SPX Common Stock................    64.50
  Market value of SPX Common Stock outstanding..............  $ 754.0
  Market value of outstanding options.......................     40.0
  SPX's Market Value........................................            $794.0
SPX's Book Value:
  June 30, 1998 stockholders' deficit.......................  $ (38.4)
  Assumed transaction fees..................................    (49.0)
  SPX's Book Value..........................................             (87.4)
                                                                        ------
  Excess Purchase Price.....................................            $881.4
                                                                        ======

                   NOTES TO PRO FORMA CONDENSED COMBINED
            FINANCIAL DATA OF SPX AND GENERAL SIGNAL (CONTINUED)
                                (unaudited)
                    (in millions, except per share data)

     This excess purchase price has been allocated to the assets and liabilities of SPX as follows:



Inventories.................................................  $ 10.5
Property, plant and equipment...............................    40.1
Prepaid pension (other assets)..............................    80.3
Transaction costs (other assets)............................    32.0
Deferred financing fees (other assets)......................    (0.6)
Goodwill -- previously recorded.............................   (96.1)
Goodwill and intangible assets..............................   838.2
In process technology.......................................    10.0
Postretirement health and life insurance liability..........    19.4
Deferred tax liability......................................   (52.4)
                                                              ------
                                                              $881.4
                                                              ======


     The preliminary allocations of the excess purchase price are based upon current estimates and information available to SPX. Property, plant and equipment reflect the adjustment to estimated fair market values of these assets. Prepaid pension reflects the adjustment to the fair market value of the plan assets less the projected benefit obligation. Transaction costs include fees to consummate the Merger. Goodwill, previously recorded, reflects the elimination of goodwill that is included in SPX's historical balance sheet. Goodwill and intangible assets reflects the amount of excess purchase price remaining after allocations to all other assets and liabilities. In process technology represents the estimated fair market value of in process product development costs. Postretirement health and life insurance liability reflects the adjustment of the liability to the accumulated benefit obligation. The deferred tax liability reflects the deferred tax liabilities related to these allocations.

     The goodwill recorded as a result of these allocations will be amortized over a 40 year life. In determining the estimated useful life, management considered the nature, competitive position, life cycle position, and historical and expected future operating income of SPX, as well as management's commitment to support SPX through continued investment in capital expenditures, operational improvements, and research and development. After the transaction, the combined company will continually review whether subsequent events and circumstances have occurred that indicate the remaining estimated useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. If events and circumstances indicate that goodwill related to a particular business should be reviewed for possible impairment, the combined company will use projections to assess whether future operating income on a non-discounted basis (before goodwill amortization) of the unit is likely to exceed the goodwill amortization over the remaining life of the goodwill, to determine whether a write-down of goodwill to recoverable value is appropriate.

     The ultimate allocation of the purchase price to the net assets acquired, goodwill, other intangible assets, liabilities assumed and in process technology is subject to final determination of their respective fair values. This final allocation will be based upon the results of appraisals and other studies that will be performed upon the consummation of the transaction. SPX's management believes the above preliminary allocations of the purchase price are reasonable and will not materially change upon completion of the appraisals and other studies.

     As of June 30, 1998, there were no intercompany transactions that required elimination.

(j) These pro forma adjustments reflect the effect of reverse acquisition accounting by adding the market value of SPX ($794.0), subtracting SPX's June 30, 1998 stockholder deficit ($38.4), and subtracting the cash payout ($783.8) which is treated as a dividend by the combined company.

                   NOTES TO PRO FORMA CONDENSED COMBINED
            FINANCIAL DATA OF SPX AND GENERAL SIGNAL (CONTINUED)
                                (unaudited)
                    (in millions, except per share data)

(k) The pro forma condensed combined financial data of SPX and General Signal for the six months ended June 30, 1998 include SPX's special gain of $13.7 realized on SPX's investment in Echlin Inc. which was liquidated during the second quarter of 1998 and $6.6 of expenses associated with SPX's offer to acquire Echlin Inc.

     The pro forma condensed combined financial data of SPX and General Signal for the year ended December 31, 1997 include special charges of $110.0 recorded by SPX primarily to combine two divisions and to recognize reduced carrying value of certain assets resulting from the decision to combine the divisions and exit certain product lines and a $6.5 special charge recorded by SPX of anticipated future legal costs associated with the ongoing litigation with Snap-on Incorporated. See "Selected Historical Financial Data of SPX."

(l) Represents the historical quarterly cash dividend per share of SPX for the periods presented. In April 1997, SPX eliminated its quarterly cash dividend and stated that future distributions to stockholders would be in the form of open market purchases of SPX Common Stock when deemed appropriate by management.

(m) Represents estimated charge of $72.4, or $57.4 after-tax, that will be recorded by the combined company at the Effective Time for costs associated with change of control agreements and the closing of General Signal's corporate office. Included in this pre-tax amount are $23.7 of payments representing the difference between the exercise price and $45.00 (the per share deemed value of the General Signal Common Stock for purposes of the Merger) to cancel the General Signal Options, $11.3 of payments representing $45.00 multiplied by the number of outstanding Restricted Shares, $35.4 for salary continuation, financial planning and health care for General Signal's affected employees, and $2.0 for holding costs associated with the vacated General Signal's corporate office building. It is possible that certain of General Signal's corporate office employees will relocate to other operations of the combined company and the associated salary continuation amounts included in the disclosures above will not be paid. This aggregate charge is not reflected in the pro forma statement of income data as the charge is non-recurring and has no continuing impact. The charge does not include a pre-tax amount of $15.5 related to salary continuation benefits available under change of control agreements with General Signal's unit presidents. It is SPX's intention that these individuals will continue in their positions after the Merger is consummated.

 PRO FORMA ADJUSTED HISTORICAL FINANCIAL DATA OF SPX
                         (unaudited)
            (in millions, except per share data)

     In February 1997, SPX completed the sale of substantially all of the assets and rights used in the manufacture and distribution of piston rings and cylinder liners, known as the Sealed Power division ("SPD"). The gross cash sales proceeds were $223.0.

     The following historical financial data include the results of SPD through February 7, 1997, its date of disposition. The following unaudited pro forma adjusted historical financial data for the year ended December 31, 1997 reflect the disposition of this division as if it had occurred as of January 1, 1997. The pro forma adjusted historical financial data do not purport to represent what SPX's results of continuing operations would actually have been had the transaction in fact occurred as of January 1, 1997, or project the results for any future period.

     The pro forma adjusted historical financial data of SPX should be read in conjunction with the financial statements and notes thereto included in SPX's 1997 Form 10-K.


            PRO FORMA ADJUSTED HISTORICAL FINANCIAL DATA OF SPX
                    FOR THE YEAR ENDED DECEMBER 31, 1997
                                (unaudited)
                    (in millions, except per share data)

                                                                                        PRO FORMA
                                                                                       ADJUSTMENTS               PRO
                                                                                  -------------------           FORMA
                                                                 HISTORICAL       DIVEST(a)       OTHER       ADJUSTED
                                                                 ----------       ---------       ------      --------

STATEMENT OF INCOME DATA:
Revenues............................................               $922.3          $(23.5)        $   --         $898.8
Cost of products sold...............................                669.0           (19.6)            --          649.4
Selling, general and administrative.................                175.3            (1.0)            --          174.3
Other operating expenses, net.......................                  3.9            (0.2)            --            3.7
Special charges(e)..................................                116.5              --             --          116.5
                                                                    ------         ------         ------         ------
Operating income (loss).............................                (42.4)           (2.7)            --          (45.1)
Other (income) expense..............................                (74.2)             --          71.9(b)         (2.3)
Interest expense, net...............................                 13.9              --          (1.0)(c)        12.9
                                                                    ------         ------         ------         ------
Income (loss) before income taxes...................                 17.9            (2.7)        (70.9)          (55.7)
Provision (benefit) for income taxes................                 21.3            (1.0)        (40.3)(d)       (20.0)
                                                                    ------         ------         ------         ------
Income (loss) from continuing operations(f).........               $ (3.4)        $  (1.7)       $(30.6)         $(35.7)
                                                                    ======         ======         ======         ======
Income (loss) per share:
   Basic.............................................               $(0.27)                                      $(2.80)
   Diluted...........................................                (0.27)                                       (2.80)
Weighted average number of common shares
   outstanding:
   Basic.............................................                12.754                                       12.754
   Diluted...........................................                12.754                                       12.754
OTHER FINANCIAL DATA:
Capital expenditures................................                $22.6          $ (1.0)                       $21.6
Depreciation and amortization.......................                 25.0            (1.2)                        23.8


---------------

(a) This column removes the operating results of SPD for the period January 1, 1997 to February 7, 1997, its date of disposition.

(b)   Adjustment to exclude the gain on the sale of SPD.

(c) Adjustment to interest expense, net assuming the use of net proceeds to reduce revolving credit and other debt.

(d) Adjustment to income tax expense to reflect the tax effect of the adjustments.

(e)   Reflects a reclassification to special charges of $6.5 of legal costs to special charges that were previously classified as other expense (income), net in SPX's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

(f)   Income excludes extraordinary item of $10.3, net of taxes.

       PRO FORMA ADJUSTED HISTORICAL FINANCIAL DATA OF GENERAL SIGNAL
                                (unaudited)
                    (in millions, except per share data)

     In August 1997, General Signal sold substantially all of the assets of GSPG, a unit of the Process Controls sector. The gross cash proceeds were approximately $200.0.

     In September 1997, General Signal and Emerson formed EGS, a joint venture combining Emerson's Appleton Electric operations and GSEG's operations. General Signal contributed substantially all of the operating assets of GSEG in exchange for 47.5 percent of EGS.

     The following historical financial data include the results of GSPG through August 23, 1997 (its date of disposition) and the results of GSEG through September 15, 1997 (the date of contribution of the operations to the joint venture). The following unaudited pro forma adjusted historical financial data for the year ended December 31, 1997 reflect these transactions as if they had occurred as of January 1, 1997. The pro forma adjusted historical financial data do not purport to represent what General Signal's results of continuing operations would actually have been had the transactions in fact occurred as of January 1, 1997, or project the results of any future period.

     The pro forma adjusted historical financial data should be read in conjunction with the financial statements and notes thereto included in General Signal's 1997 Form 10-K.


       PRO FORMA ADJUSTED HISTORICAL FINANCIAL DATA OF GENERAL SIGNAL
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                (unaudited)
                    (in millions, except per share data)



                                                                 PRO FORMA ADJUSTMENTS                            PRO
                                                                -----------------------                          FORMA
                                                                HISTORICAL    DIVEST(a)         OTHER         ADJUSTED
                                                                ----------    ---------        ------         --------

STATEMENT OF INCOME DATA:
Net sales..........................................              $1,954.6         $(353.1)      $   --        $1,601.5
Cost of sales......................................               1,313.6          (247.3)          --         1,066.3
Selling, general and administrative................                 444.9           (68.0)          --           376.9
Other operating expenses, net......................                  14.6            (2.1)          --            12.5
                                                                 --------         -------        ------       -------
Operating earnings.................................                 181.5           (35.7)          --           145.8
Other expense (income).............................                 (72.7)             --         63.7(b)
    (9.0)
Equity in earnings of EGS..........................                 (11.8)             --        (27.0)(c)       (38.8)
Interest expense, net..............................                  13.2              --         (5.0)(d)         8.2
                                                                 --------         -------       ------        --------
Earnings from continuing operations before income
   taxes............................................               252.8            (35.7)       (31.7)          185.4
Income taxes.......................................                121.8            (13.7)       (34.2)(e)        73.9
                                                                 --------         -------       ------        --------
Earnings from continuing operations(f).............              $ 131.0          $ (22.0)      $ 2.5         $  111.5
                                                                 ========         =======       ======        ========
Income per share:
   Basic............................................             $   2.61                                     $   2.22
   Diluted..........................................                 2.60                                         2.21
Weighted average number of common shares
   outstanding:
   Basic............................................                50.2                                          50.2
   Diluted..........................................                50.4                                          50.4
OTHER FINANCIAL DATA:
Capital expenditures...............................              $  56.5          $  (8.2)          --         $  48.3
Depreciation and amortization......................                 65.3             (9.5)          --            55.8


---------------

(a)   This column removes the operating results of GSPG for the period January 1,
      1997 to August 23, 1997, its date of disposition. This column also removes the operating results of GSEG for the period January 1, 1997 to September 15, 1997, its date of contribution to EGS.

(b)   Adjustment to exclude the gain on GSPG. No gain or loss was recorded on the contribution of
      GSEG to EGS.

(c)   Adjustment to recognize General Signal's estimated share of EGS' pro forma earnings from
      January 1, 1997 to September 15, 1997.

(d)   Adjustment to interest expense, net assuming the use of net proceeds to reduce debt.

(e)   Adjustment to income tax expense to reflect the tax effect of the adjustments.

(f)   Earnings from continuing operations excludes earnings from discontinued operations of $2.3, and a charge for the cumulative effect of accounting changes of $3.7.